Exhibit 8.1

HUNTON ANDREWS KURTH LLP 1445 ROSS AVENUE SUITE 3700 DALLAS, TEXAS 75202 TEL 214 • 468 • 3300 FAX 214 • 468 • 3599 www.huntonAK.com

, 2018

Spirit of Texas Bancshares, Inc.

1836 Spirit of Texas Way

Conroe, Texas 77301

Re:	Federal Income Tax Opinion Issued to Spirit of Texas Bancshares, Inc.

in Connection with the Merger of Comanche National Corporation, Inc. with and into Spirit of Texas Bancshares, Inc.

Ladies and Gentlemen:

We have acted as special tax counsel to Spirit of Texas Bancshares, Inc., a Texas corporation and bank holding company registered under the Bank Holding Company Act of 1956, as amended (the “BHC Act”) (“Spirit”), in connection with (1) the merger of Comanche National Corporation, Inc., a Texas corporation and bank holding company registered under the BHC Act (“Comanche”), with and into Spirit, with Spirit continuing as the surviving entity (the “Merger”), immediately followed by (2) the merger of Comanche National Corporation of Delaware, a Delaware corporation, bank holding company registered under the BHC Act and wholly-owned subsidiary of Comanche (“CNC Delaware”), with and into Spirit, with Spirit continuing as the surviving entity, immediately followed by (3) the merger of The Comanche National Bank, a national banking association and wholly-owned subsidiary of CNC Delaware (“Comanche Bank”), with and into Spirit of Texas Bank, SSB, a Texas state savings bank and wholly-owned subsidiary of Spirit (“Spirit Bank”), with Spirit Bank continuing as the surviving entity (such transactions, taken together, the “Mergers”). The Mergers shall be in accordance with and pursuant to the terms of that certain Agreement and Plan of Reorganization dated as of July 19, 2018, by and between Spirit and Comanche (the “Merger Agreement”). Pursuant to the requirements of Section 10.3(c) of the Merger Agreement, you have asked us to render an opinion that the Merger shall be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). Except as otherwise indicated, capitalized terms used herein shall have the meanings assigned to them in the Merger Agreement.

Set forth below is our opinion, together with the representations, assumptions and documents upon which we have relied in rendering our opinion.

A.    Documents Reviewed

In connection with the opinion rendered below, we have reviewed and relied upon the following documents:

1.    the Merger Agreement;

2.     the Joint Proxy Statement/Prospectus of Spirit contained in the Registration Statement on Form S-4 originally filed with the Securities and Exchange Commission on                     , 2018, as amended (the “Registration Statement”);

3.    the Certificates of Spirit and Comanche, delivered to us on or about                     , 2018, with respect to various factual representations and certifications (collectively, the “Certificates”); and

4.    such other documents as we have deemed necessary or appropriate for purposes of this opinion.

ATLANTA    AUSTIN    BANGKOK     BEIJING     BRUSSELS     CHARLOTTE     DALLAS     HOUSTON     LONDON     LOS ANGELES

McLEAN     MIAMI     NEW YORK     NORFOLK     RALEIGH     RICHMOND     SAN FRANCISCO     TOKYO     WASHINGTON

www.hunton.com

Spirit of Texas Bancshares, Inc.

                    , 2018

B.	Representations

In connection with the opinions rendered below, we have reviewed and relied upon the factual representations set forth in the Certificates.

C.    Assumptions

In connection with the opinions rendered below, we have assumed that:

1.    all signatures on all documents submitted to us are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as copies are accurate, that all information submitted to us is accurate and complete, and that all persons executing and delivering originals or copies of documents examined by us are competent to execute and deliver such documents;

2.    the Merger and the other transactions specified in the Merger Agreement have been and will be consummated as contemplated in the Merger Agreement, without waiver of any material provision thereof;

3.      the Merger will be reported by Spirit and Comanche on their respective income tax returns in a manner consistent with the opinions set forth below; and

4.    the Certificates are true and accurate in all material respects as of the Effective Time of the Merger.

D.    Opinion

Based solely upon the documents and assumptions set forth above and conditioned upon the initial and continuing accuracy of the factual representations set forth in the Certificates as of the date hereof and as of the date of the Effective Time of the Merger and subject to the limitations set forth herein and the assumptions, limitations and qualifications set forth in the Registration Statement, it is our opinion that:

1.    the Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code; and

2.    the discussion in the section of the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences Of The Merger” constitutes our opinion under current law of the material United States federal income tax consequences of the Merger to shareholders of Spirit.

E.    Limitations

1.    Except as otherwise indicated, the opinions contained in this letter are based upon the Code and its legislative history, the Treasury regulations promulgated thereunder (the “Regulations”), judicial decisions, and current administrative rulings and practices of the Internal Revenue Service, all as in effect on the date of this letter. These authorities may be amended or revoked at any time. Any such changes may or may not be retroactive with respect to transactions entered into or contemplated prior to the effective date thereof and could significantly alter the conclusions reached in this letter. There is no assurance that legislative, judicial, or administrative changes will not occur in the future. We assume no obligation to update or modify this letter to reflect any developments that may occur after the date of this letter.

Spirit of Texas Bancshares, Inc.

                    , 2018

2.    The opinions expressed herein represent counsel’s best legal judgment and are not binding upon the Internal Revenue Service or the courts and are dependent upon the accuracy and completeness of the documents we have reviewed under the circumstances, the assumptions made and the factual representations contained in the Certificates. To the extent that any of the factual representations provided to us in the Certificates are with respect to matters set forth in the Code or the Regulations, we have reviewed with the individuals making such factual representations the relevant portions of the Code and the applicable Regulations and are reasonably satisfied that such individuals understand such provisions and are capable of making such factual representations. We have made no independent investigation of the assumptions set forth above, the facts contained in the documents or the factual representations set forth in the Certificates or the Merger Agreement. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such assumptions, facts or documents in a material way. Any material inaccuracy or incompleteness in these documents, assumptions or factual representations (whether made by Spirit or Comanche) could adversely affect the opinions stated herein.

3.    No opinion is expressed as to any federal income tax consequence of the Merger or the other transactions contemplated by the Merger Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. This opinion does not address the various state, local or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Merger Agreement.

4.    This opinion letter is issued to you solely for the benefit of Spirit in connection with the Merger and no other person or entity may rely hereon without our express written consent.

Very truly yours,

Hunton Andrews Kurth LLP